Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp Investor/Media Contact:
Paul Surdez - 336-436-5076
Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LabCorp Acquires Safe Foods International Holdings
Transaction Expands Capabilities in Food and Beverage product-development and product-integrity

Burlington, NC, October 23, 2015 - Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) today announced the acquisition of Safe Foods International Holdings, LLC (SFIH) and its two operating companies, International Food Network (IFN) and The National Food Laboratory (The NFL). With the addition of IFN and The NFL, LabCorp now offers an expanded range of industry-leading services to the global food, beverage and nutrition industries through Covance’s Nutritional Chemistry and Food Safety business. Terms of the transaction were not disclosed.
“We identified nutritional chemistry and food safety as an exciting growth opportunity for our company immediately after the acquisition,” said David P. King, chairman and chief executive officer of LabCorp.  “International Food Network and The National Food Laboratory represent our first major expansion in this important area, and we are delighted that these high-quality companies and their outstanding teams are joining our company. With this acquisition, we extend our capabilities to offer a full range of product-development and product-integrity services to food and beverage manufacturers and retailers, industry organizations, and academic institutions.”
“This was the right time, and the right partner, for our business to become part of a larger organization,” said Johannes Burlin, president of SFIH. “We are excited to join Covance, and we look forward to the opportunities our combination will create for customers as we expand our global business.”
“These two companies are recognized leaders in the industry, particularly their product-development solutions,” said Jon Meltzer, LabCorp’s senior vice president for corporate strategy.  “We look forward to combining the capabilities of IFN and The NFL with Covance’s industry-leading nutritional analysis, contaminant and microbiology testing services.  Supported by our enterprise expertise in logistics, molecular testing, data, analytics and contract research, we will continue to expand our capabilities to provide a truly differentiated offering to this vital industry.”

About LabCorp®
Laboratory Corporation of America® Holdings, an S&P 500 company, is the world’s leading healthcare diagnostics company, providing comprehensive clinical laboratory services through LabCorp Diagnostics, and end-to-end drug development support through Covance Drug Development. LabCorp is a pioneer in commercializing new diagnostic technologies and is improving people’s health by delivering the combination of world-class diagnostics, drug development and knowledge services. With combined revenue pro forma for the acquisition of Covance in excess of $8.5 billion in 2014 and more than 48,000 employees in over 60 countries, LabCorp offers innovative solutions to healthcare stakeholders. LabCorp clients include physicians, patients and consumers, biopharmaceutical companies, government agencies, managed care organizations, hospitals, and clinical labs. To learn more about Covance Drug Development, visit www.covance.com. To learn more about LabCorp and LabCorp Diagnostics, visit www.labcorp.com.
This press release contains forward-looking statements including with respect to estimated 2015 guidance and the impact of various factors on operating results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, adverse actions of governmental and other third-party payers and the results from the Company’s acquisition of Covance. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2014, and the Company’s Form 10-Q for the quarter ended June 30, 2015, including in each case under the heading risk factors, and in the Company’s other filings with the SEC, as well as in the risk factors included in Covance’s filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2014, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.